UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 22, 2018
(Date of earliest event reported)

KIMBERLY-CLARK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-225	39-0394230
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

P.O. Box 619100, Dallas, Texas		75261-9100
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (972) 281-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 2.02    Results of Operations and Financial Condition.

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of the press release of Kimberly-Clark Corporation (the "Corporation"), dated January 23, 2018 reporting the Corporation’s results of operations for the period ended December 31, 2017.

The information, including exhibits attached hereto, in Item 2.02 of this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 2.02 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 2.05    Costs Associated with Exit or Disposal Activities

On January 22, 2018, the Corporation approved a global restructuring program to reduce its structural cost base by streamlining and simplifying the Corporation’s manufacturing supply chain and overhead organization. The Corporation expects to close or sell approximately 10 manufacturing facilities and to exit or divest some lower-margin businesses that generate approximately 1 percent of the Corporation’s net sales.  The sales are concentrated in the Corporation’s consumer tissue business segment.  The restructuring is expected to impact all business segments and organizations in all major geographies.   Workforce reductions are expected to be in the range of 5,000 to 5,500.  Certain actions under the restructuring are being finalized for implementation.
The restructuring actions will commence in the first quarter of 2018 and are expected to be completed by December 31, 2020.  The restructuring is expected to result in cumulative charges of approximately $1.7 to $1.9 billion pre-tax ($1.35 to $1.5 billion after tax) over that period.  Cash costs are expected to be $900 million to $1 billion, primarily related to workforce reductions.  Non-cash charges are primarily related to incremental depreciation and asset write-offs. Additionally, the Corporation expects to spend $600 to $700 million in incremental capital to implement the restructuring. Restructuring charges in 2018 are expected to be $1.2 to $1.35 billion pre-tax ($950 million to $1.05 billion after tax).
Forward Looking Statements
Certain matters contained in this Current Report on Form 8-K, including the exhibits filed or furnished with this Form 8-K, concerning the outlook, expectations and planning assumptions, and any estimates, projections, and statements relating to the business plans or objectives, constitute forward-looking statements and are based upon management’s expectations and beliefs concerning future events impacting the Corporation. These statements are subject to risks and uncertainties, including currency rates and exchange risks, cost savings and reductions, raw material, energy, and other input costs, competition, market demand and economic and political conditions, the anticipated cost savings from the Corporation’s FORCE program, charges and savings from the global restructuring program, and contingencies. There can be no assurance that these future events will occur as anticipated or that the Corporation’s results will be as estimated. Forward-looking statements speak only as of the date they were made, and the Corporation undertakes no obligation to publicly update them. For a more complete listing and description of other factors that could cause the Corporation’s future results to differ materially from those expressed in any such forward-looking statements, see Item 1A of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2016 entitled “Risk Factors.”
Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

    Exhibit No. 99.1. Press release issued by Kimberly-Clark Corporation on January 23, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBERLY-CLARK CORPORATION

Date:	January 23, 2018	By:	/s/ Michael T. Azbell
Michael T. Azbell Vice President and Controller